  Welcome to the first quarter earnings call for Salona Global Medical Device Corporation, listed on the TSXV under the ticker S-G-M-D.
  I would like to remind everyone that today's discussion will include forward looking information and forward-looking statements, future oriented financial information and non-IFRS measures regarding future events and our future financial performance.
  These statements reflect our views as of today only and should not be considered as representing our views for any subsequent date and, except as required by law, we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after today, many of which are beyond our control.
  These statements are also subject to material risks and uncertainties that could cause actual results to differ materially from expectations reflected in the forward-looking statements.
  A discussion of these risk factors is fully discussed or referred to in Salona Global's disclosure documents filed on EDGAR and SEDAR.
  During this call, we may also refer to certain non-GAAP financial measures. For information regarding our non-GAAP financials and a reconciliation of GAAP to non-GAAP measures, please also refer to our EDGAR and SEDAR filings.

  Ladies and gentlemen, allow me to introduce Salona Global Medical Device Corporation's Executive Chairman, Les Cross.

Les:

  Thank you.
  Last week we posted our reviewed first fiscal quarter financials ending May 31, 2022.
  We posted revenue growth of over 150% for the nine month period since listing and over 200% gross profit growth during the same period.
  We continue to drive revenue higher, and our May 2022 revenues translate to an annualized revenue rate of almost 48 million dollars.
  We also improved our gross margin for the quarter ending May 2022 to 36%. We will turn the call over to Luke Faulstick, our new CEO, later in the call where he can discuss the quarter in more detail and our future plan to keep our focus on revenue and profit growth.

  We are focused on serving a $30 billion global market for products that help people recover from injuries, surgery, and physical disabilities, known as recovery science.
  We penetrate this market through a proven approach. The same approach that we made with DJO Global, a previous company we led from the early days, took public on the New York Stock Exchange and later sold to Blackstone for $1.6 billion dollars.
  We grew that company by first creating a fully integrated device company, and then picking superior products we knew would sell in international markets and niche US markets. We also picked products positioned to grow with the aging population and other favorable demographics.
  Salona Global is no different. Our primary strategy is acquiring companies that have not fully realized their revenue potential and marketing their products through established sales channels that we have taken decades to develop.
  While we are in the very early stages of our plan - in fact just five quarters into the plan - our execution has been very solid since we launched Salona Global. We have made an average of one acquisition per quarter, and we saw organic growth post acquisition in each deal we did.

  Because we were strategic in our early acquisitions, we have purposely created a fully integrated medical device company with five engines to drive revenue profit growth.
  The first engine of revenue and profit is mergers and acquisitions.  We have proven we have a deep pipeline of deal flow where we can be picky about the companies we acquire. We target deals based upon their strategic fit into our overall strategy to build upon our existing fully integrated platform of business.
  Our second engine of growth comes from product development. Because we have executed on our strategy to be able to innovate, produce and sell medical devices into the market, we now have this second prong of growth. We are working on several products that we can bring to market in short order that can be developed, approved, and produced with a strong return on equity. The foundation for this growth is a combination of the businesses we acquired in the last year. We have world class innovation team in Simbex, a state-of-the-art US-based FDA approved production facility in SDP, and several sales channels we have acquired or developed over the past few months.
  Our third engine of growth is product IP acquisition. We acquired a portfolio of medical device product intellectual property recently, giving us the ability to expand our product offerings in our channels within weeks of the acquisitions, providing another important engine for growth. As an example, in April we acquired the IP for an electrode portfolio and by June we had already designed, manufactured, and sold our first electrodes into the market.  We are optimistic we have the opportunity to find more deals like this in the coming quarters.

  Our fourth engine of growth is executing product distribution deals through our sales channels. In May, we executed a distribution agreement with a laser company in Europe enabling our current sales channel to offer additional, large ticket item sales to their product offerings. We are actively negotiating several more of these types of deals currently.
  And our fifth and final growth engine is organic growth post-acquisition. We have already started to experience the benefits of the potential to grow revenues AND profits upon closing our acquisitions.
  Since selling our previous company to Blackstone, we have seen this market change. It has become even more fragmented through product innovation. Additionally, the large businesses that serve the market, such as my prior company, can no longer achieve meaningful growth by acquiring dozens of small device companies. Understandably, they are trying to move into higher risk/reward opportunities involving research and invention and requiring large capital investments. These two forces have created a terrific opportunity to recreate our success.

  To fully take advantage of our opportunity, we have a very talented and experienced team of executives and advisors that we have targeted as part of our acquisitions or recruited from experiences similar to this one. Luke Faulstick, who is our new CEO and was our former COO, as well as the founder of SDP, our first acquisition, helped build my pervious company along side of me. We have added Rick Greenwald from Simbex who also worked to develop products for me in the past. We added Kenny Zisholz and Scott Rogow, both sales executives with significant experience that once worked for me.
  We also have a well-known and talented M&A and capital markets team, led by the former Chairman and Vice Chairman for Patient Home Monitoring. PHM, as it was known, is now two companies listed on the Nasdaq, Viemed and Quipt. Those companies grew out of an acquisition juggernaut lead by our M&A team. The entire team is engaged with great urgency to take advantage of this opportunity with Luke now co-leading the team with me.

  Now that we have completed acquiring the building blocks of a fully integrated company, we are positioned to make additional acquisitions in numerous markets, develop and sell our own products, acquire product IP and execute distribution deals. We do want to remind our shareholders we were able to accomplish this in just one year of operations. In this short period of time, we have five solid methods to generate revenue and profit growth.

  In terms of our goals for the future, we expect to continue our rapid revenue growth now that we have more pathways for growth and I have a co-leader in Luke Faulstick that can scale our enterprise.

  As we mentioned earlier, Luke and I have worked together for over twenty years and I am pleased that he will now co-lead the company with me as CEO. I will remain as full-time Executive Chairman. Now that we have established ourselves as a key player in this market, we are getting approached with more and more opportunities and promoting Luke to CEO will give me more time to focus on capital markets communications and deal sourcing. Now I would like to hand the call off to Luke Faulstick.

Luke:

  Thank you Les. I am very enthusiastic about co-leading Salona Global with Les.
  As Les mentioned earlier, we have a long and successful track record of execution and to date, we have again executed well in growing SGMD. It has given us a strong platform from which to grow into a much larger enterprise.

  We operate in a growing market and we have a solid plan and the experience to take advantage of that market with a growing pipeline of products, customers and acquisition targets.

  For the first fiscal quarter ending May 31, 2022, we generated over $10,000,000 in revenue and our May revenue figure was almost $4,000,000 or an annualized revenue run rate of almost $48,000,000.

  Our revenue growth is coming from every sector of our business. We saw organic growth in SDP and Simbex as well as our sales channels.

  We have come together well as we have integrated our R&D, production and sales channels. Our future revenue growth will come from deals we recently announced as well as new products we are placing into the market. We have also invested in our own internal sales effort to grow our customer base. As Les mentioned, we have several engines of growth and all of them look primed to contribute to revenue growth into future quarters.

  In terms of gross profit, one of our key indicators of cash flow, we had a record quarter generating just over $3.6 million in gross profit or about a 200% increase from the first reported quarter just 9 months ago. Notably, we also improved our gross margins significantly this quarter to 36% and we work to our stated goal of gross margins north of 40%.
  We are confident as we grow and get scale, we will be able to achieve that. At the moment, we are in the very early stages of this plan and we are focused on raising gross margins in the long run. As we focus on growth in the coming quarters and acquiring new customers, we may see the margins moderate even as we see our total gross profit continue to rise. We continue to see global supply chain and inflationary pressure, especially on raw materials and freight. But we have so far been able to manage this effectively and anticipate being able to continue to do so going forward.
  We have developed a scalable overhead structure, so each dollar in gross profit can translate into increased net profit. Please keep that in mind as we grow our business. We believe that our margins are primed to increase as we bring on more revenue. This is the early stage of a fast growth business and the fact that we have operational profit is fantastic. It speaks to our financial discipline and our focus on profitable acquisitions as well as a laser like focus on margins in general as we grow.

  We do have significant transaction costs, however they are predominantly one-time expenses and we view them through the prism of a long term investment. Over the next several years, as we aim to build a company with ever increasing revenues, these upfront costs will become less and less material over time.

  As we look forward to this fiscal year, we are well positioned to continue our revenue growth and increase our margins. Our goal is to make the next fiscal year even better than our first year in business.

  As Les mentioned we have all the strategic building blocks of a fully integrated medical device company. We will grow by acquisition - implementing our post acquisition organic growth plan. We will grow by product development - we currently have five products under development we plan to introduce to the market. We will grow by acquiring product IP portfolios - such as the electrode portfolio we acquired in April, manufacture in our wholly owned facility, and are currently selling into the market. And finally we will grow by executing distribution agreements - like the K-Laser agreement in May.

  We also are in a strong financial position to take advantage of this growing market.  We have a strong balance sheet. We have ample cash.  We are operationally cash flow positive. And we can take down additional debt too. We have not secured any enterprise debt at the parent company, which we have access to as we grow to finance further deals.

  As the financials prove, we continue to be on track with our business plan.

  That bodes well for us for the rest of 2022 and beyond.

  I will now turn the call back to Les.

Les:

  Thank you Luke.
  I wanted to spend some time discussing our acquisition pipeline. We feel confident we can finish due diligence and close the newly announced potential acquisitions in due course. These two potential deals, if closed, will add about 23 million dollars revenue to our current nearly $48 million in annualized run rate revenue.

  Additionally, they have higher gross margins than we currently report, which should lift our gross margins post close. If closed, we feel confident we can grow revenues post-closing as we have with our other acquisitions. Strategically, these companies fit well into our plan. We also have a line a several small and mid-sized acquisitions behind them we continue to assess and negotiate. There is no shortage of deal flow for us, especially as we grow and establish ourselves as a leader in the industry.

  In summary, we are in a market that is growing and relatively recession proof.  We have cash, no enterprise debt at the parent company, we are operationally profitable and we have a strong pipeline of potential deals we believe we can do without tapping the equity markets. We are fully vertically integrated and we have four engines that we believe will drive our growth. We are focused on being an EPS machine now and into the future. With each passing quarter, our goal of growing EPS is at the center of our strategy.

  We have the team with a track record to do it and now with Luke serving as a co-leader of the Team, we have even more scale to take advantage of our numerous opportunities.
  I know the capital markets are under pressure and we look to be one of those companies that is a must-have stock in second half of 2022. While we are still small and under the radar, with a few more quarters of this type of growth we think we will be more and more noticeable to investors in Canada. We are confident we will have continued growth and we can soon meet our internal goal of a US listing.
  We look forward to our next update to investors and we want to thank our investors for their partnership. Thank you, and we look forward to reporting our next quarter in 90 days.